      LIMITED POWER OF ATTORNEY FORSECTION 16 REPORTING OBLIGATIONS

I, NESSA O'SULLIVAN, the undersigned, do hereby make, constitute and appoint E.
LEE REICHERT, ERIC GUNNING, DAVID KNAFF and MARGARET LOUISE MOUSSEAU, each acting individually, as my true and lawful attorney-in-fact, with full power and authority as described herein, on behalf of and in my name, place and stead to:
(1)  prepare, execute, acknowledge, deliver and file with the U.S.
Securities and Exchange Commission (the SEC) a Form ID (including any amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities and Exchange Act of 1934 and the
rules and regulations promulgated thereunder, as amended from time to time (the
Exchange Act), or any rule or regulation of the SEC;
(2)  prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of Molson
Coors Brewing Company, a Delaware corporation or any successor thereto (the
Company), or as such company may be domesticated hereafter, with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act;
(3)  seek or obtain, as my representative and on my behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such person to release any such information to the attorney-in-fact and approve and ratify any such release of information; and
(4)  perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for me and on my behalf in connection with the foregoing.
     I further acknowledge that:
(1)  this Limited Power of Attorney authorizes, but does not require, each attorney-in-fact to act in his/her discretion on information provided to such attorney-in-fact without independent verification of such information;
(2)  any documents prepared and/or executed by the attorney-in-fact on my behalf pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his/her discretion, deems necessary or desirable;
(3)  neither the Company nor the forgoing attorneys-in-fact assume (i) any liability for my responsibility to comply with the requirements of the Exchange
Act, or (ii) any obligation or liability of mine for profit disgorgement under
Section 16(b) of the Exchange Act; and
(4)  this Limited Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

I, the undersigned, do hereby give and grant each foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that the attorney-in-fact of, for me and on my behalf, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Limited Power of Attorney to be executed as of this 4th day of May, 2020.

/s/ Nessa O'Sullivan                   NESSA O'SULLIVAN